Exhibit 99.1

GLOBAL PARTNERS LP

Global Partners LP Announces Private Offering of Senior Notes

Waltham, Mass., June 1, 2015— Global Partners LP (NYSE:GLP) (“Global” or the “Partnership”) today announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $300 million in aggregate principal amount of senior unsecured notes due 2023 (the “Senior Notes”).  Global intends to use the net proceeds from the offering to repay a portion of the borrowings outstanding under its revolving credit facility.  The Senior Notes will be guaranteed by certain subsidiaries of Global.

The Senior Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance upon Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons in transactions outside the United States in reliance upon Regulation S under the Securities Act.

The Senior Notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, the Senior Notes, nor shall there be any sale of the Senior Notes in any state in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Global Partners LP

A publicly traded master limited partnership, Global is a midstream logistics and marketing company that owns, controls or has access to one of the largest terminal networks of petroleum products and renewable fuels in the Northeast. Global also is one of the largest distributors of gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers in New England and New York. The Partnership is a leader in the transportation of crude oil and other products by rail across its “virtual pipeline” from the mid-continental U.S. and Canada to the East and West Coasts for distribution to refiners and others. With approximately 1,500 locations, primarily in the Northeast, Global also is one of the largest independent owners, suppliers and operators of gasoline stations and convenience stores. Global is No. 146 in the Fortune 500 list of America’s largest corporations.

Forward-Looking Statements

This news release may contain forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may,” “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “will likely result,” or other similar expressions. In addition, any statement made by Global’s management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Global or its subsidiaries are also forward-looking statements.

Although Global believes these forward-looking statements are reasonable as and when made, there may be events in the future that Global is not able to predict accurately or control, and there can be no assurance that future developments affecting Global’s business will be those that it anticipates.

For additional information about risks and uncertainties that could cause actual results to differ materially from the expectations Global describes in its forward-looking statements, please refer to Global’s Annual Report on Form 10-K and subsequent filings the Partnership makes with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. Global expressly disclaims any obligation or undertaking to update forward-looking statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

Source: Global Partners LP

Global Partners LP

Daphne H. Foster, (781) 894-8800

Chief Financial Officer

or

Edward J. Faneuil, (781) 894-8800

Executive Vice President,

General Counsel and Secretary